UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2020

EXACTUS, INC.
(Exact name of the registrant as specified in its charter)

Nevada	000-55828	27-1085858
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

80 NE 4th Avenue, Suite 28, Delray Beach, FL 33483
(Address of principle executive offices) (Zip code)

Registrant’s telephone number, including area code: (561) 455-4822

_____________________________________________________________________
(Former name or address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
[ ] Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [ ]

SECTION 8 – OTHER EVENTS

Item 8.01 Other Events

On November 19, 2020, our registered agent was served with a Complaint filed against the company by 3i, LP. The case was filed in the U.S. District Court for the Southern District of New York and is entitled 3i, LP v. Exactus, Inc., Case No. 1:20-cv-09734. As discussed in our prior SEC filings, we issued 3i, LP an 8% convertible note in the principal amount of $833,333 on November 27, 2019 and the note has been declared in default by the lender. The Complaint seeks alleged amounts due under the note in the amount of $703,268.21. As discussed in our Quarterly Report on Form 10-Q filed November 18, 2020, we are informed and believe that the note, which is governed by New York law, is unlawful under New York usury laws and is legally void. We intend to vigorously defend the action brought by 3i, LP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

Date: November 27, 2020	EXACTUS, INC. By: /s/ Kenneth Puzder Kenneth Puzder Chief Financial Officer